Exhibit No. 99.1

NEWS RELEASE

September 15, 2014

SDI Appoints Karim Kanji to the Board of Directors

Tampa, Florida – (TSX-V: SDZ) (OTCBB: SDEV)

Security Devices International Inc. (“SDI” or “The Company”) is a defense technology company specializing in the development, manufacturing and sale of innovative, next generation non-lethal ammunition.

Security Devices International Inc. (“SDI” or “The Company”) is pleased to name Karim Kanji to the board of directors as an independent member, effective immediately.

Mr. Kanji is a senior, global executive with a proven track record in positioning companies for growth, profitability and acquisition. Karim has shown an exceptional ability to build, groom, mentor and mobilize leadership in order to capture and sustain growth. His experience has been focused on engineering based technology companies with a broad knowledge in the industrial, energy, transportation and healthcare sectors.

Karim’s wide-ranging competencies include macro corporate strategies, operational planning, M&A tactics, paths for growth, product development, cost reduction, cash management, and commercial / legal compliance.

Mr. Kanji’s tenures include; President and CEO Lumen Dynamics (managed a successful sale of the company in November 2013), President Clinicare/Chartcare IT Services (negotiated the company’s divestiture in year-two of his contract), Executive Officer at SEALS Ltd. a subsidiary of ICTS Europe Group (completed acquisition and post closing activities - 2011), Vice President and Vice President of Mergers & Acquisitions at Siemens Canada (total revenue responsibility >$500 million), General Manager and Finance Director Siemens Canada (with regional sales of $350 million), and has served on several boards of both public and private entities.

Karim holds several degrees including his eMBA, MBA, CPA, CMA, and his masters in law from Osgoode Hall.

Mr. Kanji’s wealth of practical experience will assist SDI well, in the next phase of the Company’s growth.

Additionally, The Company has granted stock options to its directors, and certain consultants to purchase up to an aggregate of 1,875,000 common shares in the capital stock of the Company, exercisable for a period of 5 years, at a price of $0.40 CDN per share. The options will vest immediately. The grant of options remains subject to approval by the TSX Venture Exchange.

About Security Devices International

Security Devices International Inc. (SDI) is a defense technology company specializing in the sale of innovative, next generation non-lethal ammunition. The Company’s solutions are a safer alternative to conventional crowd control devices currently in the marketplace, such as bean-bags, batons, as well as both plastic and rubber bullets. SDI is currently deploying their family of non-lethal ammunition to foreign militaries, law enforcement, correctional services and homeland security agencies across the globe.

This press release is for information purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of SDI in any jurisdiction.

Forward Looking Statement

The information in this news release includes certain information and statements about management’s view of future events, expectations, plans and prospects that constitute forward looking statements including information with respect to the offering. Because of certain risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward looking statements. Although SDI believes that the expectations reflected in forward looking statements are reasonable, it can give no assurances that the expectations of any forward-looking statements will prove to be correct. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward looking statements or otherwise.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

For additional information contact:

Allen EZER, Exec. VP
O: 905-582-6402
C: 416-453-7798
Or visit: www.securitydii.com